UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. _______)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                          New England Bancshares, Inc.
                          ----------------------------
                (Name of Registrant as Specified in its Charter)

                            -------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
        N/A
.....................................................

2) Aggregate number of securities to which transaction applies:
        N/A
.....................................................

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        N/A
.....................................................

4) Proposed maximum aggregate value of transaction:
        N/A
.....................................................

5) Total fee paid:
        N/A
.....................................................

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
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2) Form, Schedule or Registration Statement No.:
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3) Filing Party:
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4) Date Filed:
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


                                  July 11, 2008


Dear Stockholder:

         You are cordially invited to attend the annual meeting of stockholders of New England Bancshares, Inc. The meeting will be held at the Crowne Plaza Hotel, One Bright Meadow Boulevard, Enfield, Connecticut on Thursday, August 14, 2008 at 1:00 p.m., local time.

         The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Shatswell, MacLeod & Company, P.C., the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

         It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

         We look forward to seeing you at the meeting.

                                                     Sincerely,


                                                     /s/ David J. O'Connor
                                                     ---------------------------
                                                     David J. O'Connor
                                                     Chief Executive Officer

                          New England Bancshares, Inc.
                               855 Enfield Street
                           Enfield, Connecticut 06082
                                 (860) 253-5200

--------------------------------------------------------------------------------
                    Notice of Annual Meeting of Stockholders
--------------------------------------------------------------------------------

         On Thursday, August 14, 2008, New England Bancshares, Inc. (the "Company") will hold its annual meeting of stockholders at the Crowne Plaza Hotel, One Bright Meadow Boulevard, Enfield, Connecticut. The meeting will begin at 1:00 p.m., local time. At the meeting, the stockholders will consider and act on the following:

         1. The election of four directors to serve for terms of three years, the election of one director to serve for a term of two years, and the election of two directors to serve for terms of one year;

         2. The ratification of the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors for the Company for the fiscal year ending March 31, 2009; and

         3. The transaction of any other business that may properly come before the meeting.

         NOTE: The Board of Directors is not aware of any other business scheduled to come before the meeting.

         Only stockholders of record at the close of business on June 23, 2008 are entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting.

         Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Nancy L. Grady
                                       ----------------------------------
                                       Nancy L. Grady
                                       Corporate Secretary


Enfield, Connecticut
July 11, 2008

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                          New England Bancshares, Inc.
                       ----------------------------------

                                 Proxy Statement
                       ----------------------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of New England Bancshares, Inc. (the "Company" or "New England Bancshares") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Enfield Federal Savings and Loan Association ("Enfield Federal") and Valley Bank. The annual meeting will be held at the Crowne Plaza Hotel, One Bright Meadow Boulevard, Enfield, Connecticut on Thursday, August 14, 2008 at 1:00 p.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about July 11, 2008.

                           Voting and Proxy Procedure

Who Can Vote at the Meeting

         You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on June 23, 2008. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

         As of the close of business on June 23, 2008, there were 5,985,792 shares of Company common stock outstanding. Each share of common stock has one vote. The Company's Articles of Incorporation provide that a record owner of the Company's common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company's outstanding shares, is not entitled to vote the shares held in excess of the 10% limit.

Attending the Meeting

         If you are a stockholder as of the close of business on June 23, 2008, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

         A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

         In voting on the election of directors, you may vote in favor of all nominees, withhold votes for all nominees or withhold votes as to any of the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

         In voting to ratify the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

Voting by Proxy

         The Company's Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends that you vote "FOR" each of the nominees for director and "FOR" ratification of the appointment of Shatswell, MacLeod & Company, P.C. as the Company's independent auditors for the 2009 fiscal year.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

         If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Participants in Enfield Federal's ESOP and 401(k) Plan

         If you participate in the Enfield Federal Savings and Loan Association Employee Stock Ownership Plan (the "ESOP") or if you hold shares through the Enfield Federal Savings and Loan Association Employees' Savings & Profit Sharing Plan (the "401(k) Plan"), you will receive a vote authorization form for each plan that reflects all the shares that you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of New England Bancshares common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and allocated shares for which no timely voting instructions were received in the same proportion as shares for which the trustee received timely voting instructions. Under the terms of the 401(k) Plan, you are entitled to direct the trustee how to vote the shares of New England Bancshares common stock credited to your account in the 401(k) plan. The trustee will vote all shares of New England Bancshares common stock for which no directions are given or for which timely instructions were not received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions to each plan's trustee is August 7, 2008.

                              Corporate Governance

General

         The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company's operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

         The Company has adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by the Company's directors, executive officers and employees. The Code of Ethics and Business Conduct requires that the Company's directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct.

         As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

Meetings of the Board of Directors

         The Company conducts business through meetings of its Board of Directors and through activities of its committees. The Board of Directors generally meets quarterly and may have additional meetings as needed. During fiscal 2008, the Board of Directors held nine meetings. All of the current directors attended at least 75% of the total meetings of the Board of Directors and the committees on which such directors served during fiscal 2008.

Committees of the Board of Directors

         The following table identifies our standing committees and their members. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc. Each committee operates under a written charter that is available in the Shareholder Information section of the Company's website (www.enfieldfederal.com).

                                             Audit      Compensation  Nominating
Director                                   Committee     Committee    Committee
-----------                               -----------   ------------  ----------

Thomas O. Barnes.......................
Lucien P. Bolduc.......................        X
Edmund D. Donovan......................
Peter T. Dow...........................                       X*
William C. Leary.......................                       X
Myron J. Marek.........................
Dorothy K. McCarty.....................
Robert L. Messier, Jr.(1) .............
David J. O'Connor......................
James J. Pryor(1) .....................                                   X
Richard K. Stevens.....................        X              X           X*
Richard M. Tatoian.....................        X*                         X

Number of Meetings in fiscal 2008......        2              1           1

--------------------------
*   Denotes Chairperson
(1) Messrs. Pryor and Messier will retire from the Board of Directors immediately following the Annual Meeting.

         Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the integrity of New England Bancshares' processes and systems of internal controls concerning accounting and financial reporting and in its review of compliance with applicable laws and regulations. The committee is also responsible for engaging New England Bancshares' independent auditor and its internal auditor and monitoring their conduct and independence. The Board of Directors has designated Lucien P. Bolduc as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Bolduc is independent under the listing standards of the Nasdaq Stock Market, Inc. applicable to audit committee members. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See "Audit Committee Report."

         Compensation Committee. The Compensation Committee is responsible for making recommendations to the full Board of Directors on all matters regarding compensation and benefit programs. The Compensation Committee reviews all compensation components for the Company's Chief Executive Officer and other highly compensated executive officers' compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. The Compensation Committee also reviews the recommendations of the Chief Executive Officer in determining the compensation of other executive officers. The Compensation Committee has made use of independent outside consultants with specific banking industry expertise to assist the Committee in evaluating the Company's executive total compensation elements as well as to develop a bank peer group for comparison to assist the Committee in establishing compensation levels. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors.

         Nominating Committee. The Nominating Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees and in monitoring a process to assess Board effectiveness. The Nominating Committee also considers and recommends the nominees for director to stand for election at the Company's annual meeting of stockholders. The procedures of the Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See "Nominating Committee Procedures."

         Attendance at the Annual Meeting. The Board of Directors encourages each director to attend annual meetings of stockholders. Seven Directors attended the Annual Meeting in 2007.

                             Directors' Compensation

         The following table sets forth the compensation received by non-employee directors for their service on our Boards of Directors during fiscal 2008.

                  Fees Earned or
                      Paid         Stock       Option      All Other
    Director         In Cash      Awards(1)   Awards(2)  Compensation(3)  Total
--------------------------------------------------------------------------------
Thomas O. Barnes    $   2,667   $       --   $      --   $       --      $ 2,667
Lucien P. Bolduc       10,880       15,134      11,157           61       37,232
Edmund D. Donovan       2,667           --          --           --        2,667
Peter T. Dow           14,225       15,134      11,157        3,935       44,451
William C. Leary       12,875        8,641       4,433           61       26,010
Myron J. Marek         10,400       15,134      11,157        2,333       39,024
Dorothy K. McCarty     10,550       15,134      11,157        2,333       39,174
James J. Pryor(4)       9,067           --          --           --        9,067
Richard K. Stevens     10,800       15,134      11,157        2,360       39,451
Richard M. Tatoian     11,000       15,134      11,157        2,360       39,651

-----------------------------
(1) Reflects the dollar amount recognized for financial statement reporting purposes in fiscal 2008 in accordance with Statement of Financial Accounting Standard 123(R) ("SFAS 123(R)"). At March 31, 2008, the aggregate number of unvested restricted stock award shares held in trust was 2,692 for each of Ms. McCarty and Messrs. Bolduc, Dow, Marek, Stevens, Tatoian and Leary.
(2) Reflects the dollar amount recognized for financial statement reporting purposes in fiscal 2008 in accordance with FAS 123(R). The aggregate outstanding stock options at March 31, 2008 was 19,852 for each of Ms. McCarty and Messrs. Bolduc, Marek, Stevens ,Tatoian, and Dow, and 5,354 for Mr. Leary.
(3) Reflects the dollar value of dividends paid on stock awards. Also includes $3,874, $2,333, $2,333, $2,360 and $2,360 for Messrs. Dow and Marek, Ms.
     McCarty and Messrs. Stevens and Tatoian, which represents the amount paid and/or accrued in connection with the Enfield Federal Savings and Loan Association Director Fee Continuation Plan. See "--Directors' Retirement Plan."
(4) Mr. Pryor will retire from the Board of Directors immediately following the Annual Meeting.

         Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on our Boards of Directors of the Company, Enfield Federal and Valley Bank during fiscal 2008.

Annual Retainer for New England Bancshares Board Service..............$4,000

Annual Retainer for Enfield Federal Board Service.....................$4,000

Annual Retainer for Valley Bank Board Service.........................$3,000

Fee for Attendance at Enfield Federal Board Meetings..................$400 ($450 for Chairman)

Fee for Attendance at Valley Bank Board Meetings......................$250 ($300 for Chairman)

Fee for Attendance at Enfield Federal Committee Meetings (except
    Executive Committee) .............................................$400 ($450 for Committee Chairman)

Fee for Attendance at Valley Bank Committee Meetings..................$150 ($200 for Committee Chairman)

Fee for Attendance at Enfield Federal Executive Committee Meeting.....$225 ($275 for Committee Chairman)

         Directors' Retirement Plan. Enfield Federal established the Enfield Federal Savings and Loan Association Director Fee Continuation Plan to provide the directors serving on the board as of the date of the plan's implementation with a retirement income supplement. The plan has five participants. Under the plan, participants are entitled to an annual benefit, as of their retirement date, of $1,000 for each full year of service as a director from June 1, 1995, plus $250 for each full year of service as a director before June 1, 1995. The maximum benefit under the plan is $6,000 per year, payable in ten annual installments. For purposes of the plan, "retirement date" is defined as the June 1st following a director's 70th birthday. Upon an eligible retired director's death, but before the ten payments have been made, Enfield Federal must pay the director's beneficiary, at its option, a discounted lump sum payment equal to the remaining payments or the remaining installment payments. If an active eligible non-employee director dies before his or her retirement date, Enfield Federal must pay the director's designated beneficiary a benefit equal to the discounted value of the ten annual installments the director would have been entitled to had he or she lived to his or her retirement date. The benefit is payable, at Enfield Federal's discretion, in a lump sum or in ten annual installments. Enfield Federal has acquired life insurance policies for each of the eligible non-employee directors as an informal source of funding for its obligations under the plan.

                                 Stock Ownership

         The following table provides information as of June 23, 2008, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages based upon 5,985,792 shares of the Company's common stock outstanding at June 23, 2008.

                                                 Number of Shares   Percent of Common
Name and Address                                      Owned         Stock Outstanding
----------------                                 ----------------   -----------------
Enfield Federal Savings and Loan Association        417,646(1)            6.98%
Employee Stock Ownership Plan
855 Enfield Street
Enfield, Connecticut 06082

Investors of America, Limited Partnership           351,100(2)            5.87%
James F. Dierberg
Dierberg Operating Foundation, Inc.
135 North Meramec
Clayton, Missouri  63105

-----------------------
     (1) Includes 283,183 shares that have not been allocated to participants' accounts. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants' accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote unallocated shares and allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received timely voting instructions from participants.
     (2) Pursuant to a joint Schedule 13G filed by Investors of America, Limited Partnership, James F. Dierberg and Dierberg Operating Foundation, Inc. on May 4, 2007. Investors of America, Limited Partnership reported beneficial ownership of 351,100 shares, James
              F. Dierberg reported beneficial ownership of 15,000 shares and Dierberg Operating Foundation, Inc. reported beneficial ownership of 5,200 shares.

         The following table provides information about the shares of our common stock that may be considered to be owned by each of our directors and nominees for director, by the executive officers named in the Summary Compensation Table, and by all of our directors, nominees for director, and executive officers as a group as of June 23, 2008. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares shown have been pledged as collateral and each of the named individuals has sole voting and investment power with respect to the shares shown.

                                                                    Number of Shares That
                                             Number of Shares          May Be Acquired         Percent of Common
                                             Owned (excluding         Within 60 Days by        Stock Outstanding
Name                                         options) (1)(2)          Exercising Options             ((3))
----------------------------------------   ---------------------    -----------------------    -------------------
Thomas O. Barnes........................         30,874                          --                    *
Mark J. Blum............................          9,758                          --                    *
Lucien P. Bolduc........................         13,299                      15,569                    *
Edmund D. Donovan.......................         15,687                          --                    *
Peter T. Dow............................         22,282(4)                   15,569                    *
William C. Leary........................         20,259                       1,017                    *
Myron J. Marek..........................         19,021                       5,354                    *
Dorothy K. McCarty......................         13,714                      15,569                    *
Robert L. Messier, Jr.(7) ..............         33,322                          --                    *
Scott D. Nogles.........................         27,724                       7,483                    *
David J. O'Connor.......................         76,253(5)                   94,398                 2.81%
John F. Parda...........................         26,703(6)                   15,062                    *
David J. Preleski.......................          3,576                          --                    *
James J. Pryor(7) ......................         39,464                          --                    *
Richard K. Stevens......................         31,223                      15,569                    *
Richard M. Tatoian......................         13,530                      15,569                    *

All executive officers, directors, and
director nominees as a group (16
persons) ...............................        396,689                     201,159                 9.66%

---------------------------
*    Less than 1% of shares outstanding
(1) Includes unvested shares of restricted stock held in trust under the New England Bancshares, Inc. 2003 Stock-Based Incentive Plan and the New England Bancshares, Inc. 2006 Equity Incentive Plan, with respect to which the beneficial owner has voting but not investment power as follows:
     Messrs. Bolduc, Dow, Leary, Marek, Stevens and Tatoian and Ms. McCarty--2,692 shares; Mr. Nogles--4,000 shares; Mr. O'Connor--15,707 shares; and Mr. Parda--4,000 shares.
(2) Includes shares allocated under the Enfield Federal Savings and Loan Association Employee Stock Ownership Plan, with respect to the individual has voting but not investment power as follows: Mr. Nogles--4,657 shares; Mr. O'Connor--15,303 shares; and Mr. Parda--8,064 shares.
(3) Based on 5,985,792 shares of our common stock outstanding as of June 23, 2008, plus the number of shares that each person may acquire within 60 days by exercising stock options.
(4) Includes 13,120 shares held in a trust in which Mr. Dow shares voting and investment power.
(5) Includes 703 shares held in trust in which Mr. O'Connor shares voting and investment power.
(6) Includes 464 shares held in trust in which Mr. Parda shares voting and investment power.
(7) Messrs. Pryor and Messier will retire from the Board of Directors immediately following the Annual Meeting.

                       Proposal 1 -- Election of Directors

         The Company's Board of Directors currently consists of 12 members. The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. James J. Pryor and Robert L. Messier, Jr. will retire from the Board of Directors immediately following the Annual Meeting. The nominees for election this year are Peter T. Dow, William C. Leary, Dorothy K. McCarty, Thomas O. Barnes, David J. Preleski, Edmund D. Donovan, and Mark J. Blum. Messrs. Dow, Leary, Barnes, Donovan and Ms. McCarty are current directors of the Company. Messrs. Dow and Leary and Ms. McCarty are current directors of Enfield Federal. Messrs. Dow, Barnes, Donovan, Preleski and Blum are current directors of Valley Bank.

         Each of the directors of the Company is considered independent under the current listing standards of the Nasdaq Stock Market, Inc., except for David
J. O'Connor, who is an employee of the Company and Enfield Federal, and Mr. Messier, who is an employee of the Company and Valley Bank. In addition Mr. Blum, who is an employee of Valley Bank, will not be considered independent if he is elected to the Company's Board of Directors. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, Enfield Federal, Valley Bank and its directors that are not required to be disclosed in this proxy statement under the heading "Transactions with Related Persons," including loans with Enfield Federal and Valley Bank.

         It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

         The Board of Directors recommends a vote "FOR" the election of each of the nominees.

         Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee's biography is as of March 31, 2008. There are no family relationships among the directors or executive officers.

                       Nominees for Election of Directors

         The nominees standing for election for terms of three years are:

         Peter T. Dow was the President of Dow Mechanical Corporation, a manufacturer of quality control inspection equipment, located in Enfield, Connecticut, until 2005. Mr. Dow has been a consultant with Dow Gage LLC, which provides consulting advice to manufacturing companies, since December 2005. Mr. Dow was appointed Chairman of the Board of Directors of the Company and Enfield Federal in April 2004. Age 68. Director of Enfield Federal since 1982.

         William C. Leary has been a judge for the Probate Court of Windsor Locks since 1971 and a partner with the firm of O'Malley, Deneen, Leary, Messina and Oswecki since 1994. Mr. Leary served as the Chairman of the Board of Windsor Locks Community Bank, FSL from March 2002 until its acquisition by Enfield Federal in December 2003. Age 69. Director of the Company and Enfield Federal since 2003.

         Dorothy K. McCarty is a retired town clerk of Suffield, Connecticut. Age 77. Director of the Company since 2002 and Enfield Federal since 1990.

         Thomas O. Barnes is the Chairman of the Board of Barnes Group, Inc. where he has been employed since 1993. Barnes Group, Inc. is a public company involved in various manufacturing and distribution enterprises. Mr. Barnes is currently Chairman of the Board of the Connecticut Children's Medical Center and has served on many other boards of charitable organizations. Age 59. Director of the Company since 2007 and Valley Bank since 1998.

         The nominee standing for election for a term of two years is:

         David J. Preleski is a principal in the law firm of Vitrano, Preleski & Wynne, LLC where he has been employed since 1996. Attorney Preleski's previous experience includes a twenty year career in banking with Bristol Savings Bank, First Federal Bank and Webster Financial Corporation. He is a former President and Corporator of Bristol Savings Bank and has experience as a legal liaison with bank regulatory agencies. He is a Director of the New England Carousel Museum and a Past President of the Board of Directors of the Family Center. Age
51. Director of Valley Bank since 1998.

         The nominees standing for election for terms of one year are:

         Edmund D. Donovan serves as Executive Vice President of Nickson Industries, Inc., a Plainville, Connecticut manufacturer of automotive exhaust hardware and has been in its employ since 1977. He is also involved in real estate development in Southington, Connecticut. Age 63. Director of the Company since 2007 and Valley Bank since 1998.

         Mark J. Blum has over thirty years of banking experience. Mr. Blum was Executive Vice President and Chief Financial Officer of Valley Bank from 2000 until 2007, when he became President of Valley Bank. Prior to joining Valley Bank, he served as Executive Vice President and Chief Financial Officer of Eagle Financial Corporation and its subsidiary, Eagle Bank. Mr. Blum is a Director of Bristol Hospital, Director and Vice-Chair of the Main Street Community Foundation, and the Past President of the Bristol Boys & Girls Club. Age 55. Director of Valley Bank since 2007.

                         Directors Continuing in Office

         The following directors have terms ending in 2009:

         Lucien P. Bolduc is a certified public accountant with the accounting firm of Mercik, Kuczarski & Bolduc, LLC located in Enfield, Connecticut. Age 48. Director of the Company and Enfield Federal since 2002.

         Myron J. Marek is a retired retail jeweler. Age 75. Director of the Company since 2002 and Enfield Federal since 1987.

         The following directors have terms ending in 2010:

         David J. O'Connor has been the President and Chief Executive Officer of Enfield Federal since 1999 and Chief Executive Officer of New England Bancshares since 2002. Mr. O'Connor has over 38 years of banking experience in New England. Before joining Enfield Federal, he was the Executive Vice President, Treasurer and Chief Financial Officer of The Berlin City Bank, a community bank in New Hampshire. Age 61. Director of the Company since 2002 and Enfield Federal since 1999.

         Richard K. Stevens is owner and President of Leete-Stevens, Inc., a funeral home located in Enfield, Connecticut. Age 61. Director of the Company since 2002 and Enfield Federal since 1995.

         Richard M. Tatoian is a self-employed attorney practicing in Enfield, Connecticut. Age 61. Director of the Company since 2002 and Enfield Federal since 1995.

               Proposal 2 -- Ratification of Independent Auditors

         The Audit Committee of the Board of Directors has appointed Shatswell, MacLeod & Company, P.C. to be the Company's auditors for the 2009 fiscal year, subject to ratification by stockholders. A representative of Shatswell, MacLeod & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

         If the ratification of the appointment of the auditors is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent public accountants may be considered by the Audit Committee of the Board of Directors.

         The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Shatswell, MacLeod & Company, P.C. as independent auditors.

Audit Fees

         The following table sets forth the fees billed to the Company for the fiscal years ending March 31, 2008 and 2007 by Shatswell, MacLeod & Company,
P.C.:

                                              2008        2007
                                            --------------------
             Audit Fees................     $72,961      $65,500
             Audit-Related Fees(1).....          --        3,625
             Tax Fees(2)...............      12,447        7,000

--------------------------
(1) For fiscal 2007, consists of fees relating to the Company's acquisition of First Valley Bancorp, Inc.
(2) Consists of tax filings and tax-related compliance and other advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

         The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

         In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended March 31, 2008, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

                             Audit Committee Report

         The Company's management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

         In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors' independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of its examination, its evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company's financial statements to generally accepted accounting principles. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent."

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company's independent auditors, for the fiscal year ending March 31, 2009.

    Audit Committee of the Board of Directors of New England Bancshares, Inc.

                          Richard M. Tatoian (Chairman)
                                Lucien P. Bolduc
                               Richard K. Stevens

                             Executive Compensation

Summary Compensation Table

         The following information is furnished for Messrs. O'Connor, Parda, Nogles and Messier. No other executive officer of New England Bancshares received compensation of $100,000 or more during the year ended March 31, 2008.

----------------------------------------------------------------------------------------------------------
                                                           Stock      Option       All Other
        Name and                                           Awards     Awards     Compensation
   Principal Position       Year  Salary ($)  Bonus ($)  ($)(1)(2)   ($)(3)(4)      ($)((6))    Total ($)
----------------------------------------------------------------------------------------------------------
David J. O'Connor           2008   $250,000   $60,000     $88,311     $79,867        $71,555    $549,733
Chief Executive             ------------------------------------------------------------------------------
Officer                     2007    231,000    55,000      72,728      68,608         85,878     512,393
----------------------------------------------------------------------------------------------------------
John F. Parda               2008    113,000    13,000      26,102      19,002         38,406     209,510
Executive Vice President    ------------------------------------------------------------------------------
and Chief Loan Officer      2007    105,000    12,000      22,634      10,589         46,364     196,360
----------------------------------------------------------------------------------------------------------
Scott D. Nogles             2008    120,000    20,000      12,840      12,982         34,040     199,862
Executive Vice President    ------------------------------------------------------------------------------
and Chief Financial Officer 2007    110,000    18,000       7,486       7,401         40,072     182,959
----------------------------------------------------------------------------------------------------------
Robert L. Messier, Jr. (5)  2008    144,615    25,000         ---         ---         14,032     183,647
President
      ----------------------------------------------------------------------------------------------------

-------------------
(1) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). Amounts represent the vesting of 10,693, 3,368 and 1,000 shares of restricted stock in fiscal 2008 for Messrs. O'Connor, Parda and Nogles, respectively, multiplied by the closing stock price of each award on the date of grant. The weighted average stock price for each award is $8.76, $8.31 and $12.84 for Messrs. O'Connor, Parda and Nogles, respectively. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereon, plus earnings thereon.
(2) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). Amounts represent the vesting of 9,057, 2,951 and 583 shares of restricted stock in fiscal 2007 for Messrs. O'Connor, Parda and Nogles, respectively, multiplied by the closing stock price of each award on the date of grant. The weighted average stock price for each award is $8.03, $7.67 and $12.84 for Messrs. O'Connor, Parda and Nogles, respectively. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereon, plus earnings thereon.
(3) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). Amounts represent the vesting of 26,733, 4,642 and 3,221 stock options in fiscal 2008 for Messrs. O'Connor, Parda and Nogles, respectively, multiplied by the fair value of each option using the Black-Scholes option pricing model. The weighted average fair value of each stock option is $3.20, $4.09 and $4.03 for Messrs. O'Connor, Parda and Nogles, respectively.
(4) Reflects the dollar amount recognized for financial statement reporting purposes in accordance with SFAS 123(R). Amounts represent the vesting of 22,643, 3,309 and 1,888 stock options in fiscal 2007 for Messrs. O'Connor, Parda and Nogles, respectively, multiplied by the fair value of each option using the Black-Scholes option pricing model. The weighted average fair value of each stock option is $3.03, $3.20 and $3.92 for Messrs. O'Connor, Parda and Nogles, respectively.
(5) Compensation amounts for Mr. Messier are for the period of July 12, 2007 to March 31, 2008.
(6) Details of the amounts reported in the "All Other Compensation" column for 2008 and 2007 are provided in the tables that follow:

----------------------------------------------------------------------------------------------------
Item:  2008 All Other Compensation              Mr. O'Connor   Mr. Parda   Mr. Nogles   Mr. Messier
----------------------------------------------------------------------------------------------------
Employer contribution to 401(k) plan              $  6,758     $  3,300     $  3,600       $  4,299
----------------------------------------------------------------------------------------------------
Market value of allocations under the
    employee stock ownership plan                   32,933       18,003       19,829             --
----------------------------------------------------------------------------------------------------
Value of insurance premiums under endorsement
    method split-dollar life insurance               5,956           --           --             --
    arrangement
----------------------------------------------------------------------------------------------------
Value of life insurance policy                         869          551          574            344
----------------------------------------------------------------------------------------------------
Dividends paid on stock awards                         358           91           91             --
----------------------------------------------------------------------------------------------------
Perquisites(a)                                      24,681       16,461        9,946          9,389
----------------------------------------------------------------------------------------------------
    Total                                          $71,555      $38,406      $34,040        $14,032
----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Item:  2007 All Other Compensation                      Mr. O'Connor     Mr. Parda     Mr. Nogles
-----------------------------------------------------------------------------------------------------
Employer contribution to 401(k) plan                      $  6,848      $  3,113       $  3,233
-----------------------------------------------------------------------------------------------------
Market value of allocations under the employee              48,347        25,431         25,831
    stock ownership plan
-----------------------------------------------------------------------------------------------------
Value of insurance premiums under endorsement                5,693            --             --
    method split-dollar life insurance arrangement
-----------------------------------------------------------------------------------------------------
Value of life insurance policy                               1,123           670            682
-----------------------------------------------------------------------------------------------------
Dividends paid on stock awards                                 812           227             --
-----------------------------------------------------------------------------------------------------
Perquisites(a)                                              23,055        16,923         10,326
-----------------------------------------------------------------------------------------------------
    Total                                                  $85,878       $46,364        $40,072
-----------------------------------------------------------------------------------------------------

-----------------
(a) Perquisites include insurance premiums, club dues, personal use of company car and spousal travel expense for Mr. O'Connor; insurance premiums, car allowance and spousal travel expense for Mr. Parda; and insurance premiums for Mr. Nogles.

         Employment Agreements. Enfield Federal and New England Bancshares each maintain an employment agreement with Mr. O'Connor. The employment agreements are intended to ensure that New England Bancshares and Enfield Federal will be able to retain Mr. O'Connor's services. The continued success of New England Bancshares and Enfield Federal depends to a significant degree on the skills and competence of Mr. O'Connor.

         The employment agreements each provide for a three-year term. The Enfield Federal employment agreement is renewable on an annual basis following a review of Mr. O'Connor's performance by the Board of Directors. The New England Bancshares employment agreement renews daily. The employment agreements provide that Mr. O'Connor's base salary will be reviewed at least annually. Mr. O'Connor's current base salary is $300,000.

         In addition to the base salary, Mr. O'Connor's employment agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. Under the terms of both of the employment agreements, Mr. O'Connor will be entitled to receive a severance benefit if he is terminated by Enfield Federal or New England Bancshares without cause or he voluntarily terminates for reasons constituting constructive termination under the agreements. The severance benefit he would be entitled to is equal to the base salary payments due to him for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of New England Bancshares and Enfield Federal during the remaining term of the employment agreement. The employment agreements also provide for a severance benefit if Mr. O'Connor's employment is voluntarily (upon circumstances discussed in the agreement) or involuntarily terminated following a change in control of New England Bancshares or Enfield Federal. The severance payment would be equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of Mr. O'Connor's five preceding taxable years' annual compensation. In addition to a severance payment, New England Bancshares or Enfield Federal would also be required to continue and/or pay for Mr. O'Connor's life, health, dental and disability coverage for thirty-six months following his termination of employment in connection with a change in control.

         Mr. O'Connor would also be entitled to receive an additional tax indemnification payment under the New England Bancshares employment agreement if payments under the agreements or any other payments triggered liability under the Internal Revenue Code as an excise tax constituting "excess parachute payments." Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed three times the executive's average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the executive's average compensation over the preceding five-year period.

         Payments to Mr. O'Connor under the Enfield Federal employment agreement are guaranteed by New England Bancshares if payments or benefits are not paid by Enfield Federal. Payment under the New England Bancshares employment agreement will be made by New England Bancshares. Even though both the Enfield Federal and the New England Bancshares employment agreements provide for a severance payment if a change in control occurs, Mr. O'Connor would only be entitled to receive a severance payment under one agreement. The employment agreements also provide that Enfield Federal and New England Bancshares will indemnify Mr. O'Connor to the fullest extent legally allowable.

         The employment agreements restrict Mr. O'Connor from competing against New England Bancshares or Enfield Federal for a period of one year from the date of termination of the agreement if Mr. O'Connor is terminated without cause, except if such termination occurs after a change in control.

         Change in Control Agreements. Enfield Federal currently maintains a two-year change in control agreement with each of Messrs. Parda and Nogles. Each year, the Board of Directors may extend the term of each agreement for an additional one-year period. Each agreement provides that if involuntary termination or, under certain circumstances, voluntary termination follows a change in control of the Company or Enfield Federal, the executive would be entitled to receive a severance payment equal to 2.99 times his "base amount," as defined under the Internal Revenue Code. Enfield Federal would also continue and/or pay for life, health and disability coverage for twenty-four months following termination. Payments to the executive under each agreement will be paid by the Company if payments (or other benefits) are not paid by Enfield Federal.

         Supplemental Executive Retirement Plans. Enfield Federal maintains the Executive Supplemental Retirement Plan, as amended and restated, to provide Mr. O'Connor with, upon his attainment of age 65, an annual retirement benefit of $172,796 payable in equal monthly installments over a period equal to the later of: (1) 20 years following Mr. O'Connor's retirement or termination of employment for reason other than cause; or (2) Mr. O'Connor's lifetime. If Mr. O'Connor voluntarily terminates his employment with Enfield Federal, Mr. O'Connor will be entitled to receive at age 65 the balance of his accrued benefit under the plan. If Mr. O'Connor is discharged from Enfield Federal for reasons other than cause, he will be entitled to his annual benefit upon the attainment of age 65. If Mr. O'Connor dies before the completion of benefit payments under the plan, his beneficiary will receive the remaining installments due from the plan. If a change in control occurs (as defined in the plan), followed by Mr. O'Connor's voluntary or involuntary termination of employment with Enfield Federal, Mr. O'Connor will receive a lump sum payment equal to the actuarial equivalent of the benefit he would have received at age 65. The lump sum payment will be made within 30 days following Mr. O'Connor's termination of employment in connection with a change in control.

         Enfield Federal has established a rabbi trust to hold the insurance policies purchased to satisfy the obligations of Enfield Federal with respect to the Executive Supplemental Retirement Plan. Until the plan benefits are paid to Mr. O'Connor, creditors may make claims against the trust's assets if Enfield Federal becomes insolvent. As of March 31, 2008, Enfield Federal had accrued $1.0 million for its liabilities under this plan.

         In addition to the Executive Supplemental Retirement Plan, Enfield Federal maintains the Enfield Federal Savings and Loan Association Supplemental Executive Retirement Plan. This plan provides restorative payments to designated executives who are prevented from receiving the full benefits under the ESOP or the full matching contribution under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. The Board of Directors of Enfield Federal has designated Mr. O'Connor to participate in the plan. In addition to providing for benefits lost under the ESOP and the 401(k) Plan, the supplemental executive retirement plan also provides supplemental benefits to participants upon a change in control (as defined in the plan) before the complete scheduled repayment of the ESOP loan. Generally, upon such an event, the supplemental executive retirement plan will provide the participant with a benefit equal to what the participant would have received under the ESOP had he or she remained employed throughout the term of the ESOP loan, less the benefits actually provided.

         Valley Bank entered into a Supplemental Executive Retirement Agreement with Robert L. Messier in 2004 to provide annual supplemental retirement payments to the executive in the amount of $25,000 over a fifteen-year period. The amount of annual payments was increased to $28,000 in 2005 and to $30,000 in 2006. The agreement currently provides for the payment of an annual supplemental retirement benefit of $30,000, payable in monthly installments of $2,500 each for 180 consecutive months. Payment of the supplemental retirement benefit will commence upon termination of Mr. Messier's employment with Valley Bank due to his resignation, discharge, death, retirement or for any other reason. In the event of Mr. Messier's death prior to the full payment of the supplemental retirement benefit, Valley Bank will pay a survivor benefit to the executive's spouse. In the event the executive's spouse dies prior to receiving the full amount due under the agreement, the benefit's remaining value will be paid to her estate.

         Split-Dollar Life Insurance. Enfield Federal maintains a split-dollar life insurance arrangement to provide Mr. O'Connor with a death benefit. Under the terms of the arrangement, title and ownership of the life insurance policy resides with Enfield Federal and Enfield Federal pays all of the insurance premiums. Upon Mr. O'Connor's death, his beneficiaries will be entitled to 25% of the total proceeds, less the cash value of the policy. Enfield Federal will be entitled to the remaining life insurance proceeds. Enfield Federal will be entitled at all times to the cash surrender value of the life insurance policy.

Outstanding Equity Awards at Fiscal Year-End

         The following table provides information concerning unexercised options and stock awards that have not vested as of March 31, 2008 for each named executive officer. The number of options reflect the exchange of an option to purchase one share of former New England Bancshares common stock for an option to purchase 2.3683 shares of current New England Bancshares common stock on December 28, 2005 in connection with the Company's second-step conversion. A corresponding adjustment was also made to each option's exercise price. In addition, restricted stock award numbers reflect the exchange of 2.3683 shares of restricted stock for each share of restricted stock granted prior to the second-step conversion.

------------------------------------------------------------------------------------------------------------------
                                                     Option Awards                      Stock Awards
------------------------------------------------------------------------------------------------------------------
                          Number of        Number of
                          Securities       Securities                              Number of     Market Value of
                          Underlying       Underlying    Option                 Shares or Units  Shares or Units
                         Unexercised      Unexercised   Exercise      Option     of Stock That    of Stock That
                         Options (#)      Options (#)     Price     Expiration  Have Not Vested  Have Not Vested
         Name            Exercisable     Unexercisable     ($)         Date           (#)             ($)(1)
------------------------------------------------------------------------------------------------------------------
David J. O'Connor             9,817        39,268(2)      $12.84     9/11/16        15,707 (2)      $176,704
                             84,581(3)         --           6.40     2/11/13            --                --
------------------------------------------------------------------------------------------------------------------
John F. Parda                    --(4)      5,000(4)       13.29      4/9/17         4,000(2)       $ 45,000
                                800(2)      3,200(2)       12.84     9/11/16            --                --
                              3,789(2)        948(5)        8.17     5/10/14            --                --
                              9,473(3)         --           6.40     2/11/13            --                --
------------------------------------------------------------------------------------------------------------------
Scott D. Nogles                  --(4)      5,000(4)       13.29      4/9/17         4,000(2)       $ 45,000
                                800(2)      3,200(2)       12.84     9/11/16            --                --
                              5,683(5)      1,421(5)        8.17     5/10/14            --                --
------------------------------------------------------------------------------------------------------------------

---------------------------------------
(1) The market value of unvested restricted stock is based upon the closing price of the Company's common stock on March 31, 2008, of $11.25 per share.
(2) Granted pursuant to the New England Bancshares, Inc. 2006 Equity Incentive Plan and vest in five equal annual installments commencing on September 11, 2007.
(3) Granted pursuant to the New England Bancshares, Inc. 2003 Stock-Based Incentive Plan and vest in five equal annual installments commencing on February 11, 2004.
(4) Granted pursuant to the New England Bancshares, Inc. 2006 Equity Incentive Plan and vest in five equal annual installments commencing on April 9, 2008.
(5) Granted pursuant to the New England Bancshares, Inc. 2003 Stock-Based Incentive Plan and vest in five equal annual installments commencing on May 10, 2005.

             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended March 31, 2008.

                        Transactions with Related Persons

         The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Enfield Federal or Valley Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Enfield Federal and Valley Bank are therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Enfield Federal or Valley Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

         The Audit Committee of the Board of Directors periodically reviews a summary of the Company's transactions with directors and executive officers of the Company and with firms that employ directors, as well as other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Besides including such requirement in the Audit Committee Charter, the Company does not maintain written policies or procedures for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company's capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company's Code of Ethics and Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the Company's legal counsel. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 1% of the outstanding securities or 1% of total assets of any business entity that does business with or is in competition with the Company.

                         Nominating Committee Procedures

General

         It is the policy of the Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company's Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating Committee's resources, the Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

         To submit a recommendation of a director candidate to the Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

         1.       The name of the person recommended as a director candidate;

         2. All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

         3. The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

         4. As to the stockholder making the recommendation, the name and address of such stockholder as they appear on the Company's books; provided, however, that if the stockholder is not a registered holder of the Company's common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company's common stock; and

         5. A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

         In order for a director candidate to be considered for nomination at the Company's annual meeting of stockholders, the recommendation must be received by the Nominating Committee at least 120 calendar days before the date the Company's proxy statement was released to stockholders in connection with the previous year's annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

         The process that the Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

         Identification. For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Enfield Federal and Valley Bank. The Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating Committee has not previously used an independent search firm to identify nominees.

         Evaluation. In evaluating potential nominees, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Nominating Committee will conduct a check of the individual's background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

         Qualifications. The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company's Bylaws, which include an age limitation requirement and a requirement that the candidate not have been subject to certain criminal and regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

         If the candidate is deemed eligible for election to the Board of Directors, the Nominating Committee will then evaluate the prospective nominee to determine if he or she possesses the following qualifications, qualities or skills:

         o contributes to the range of talent, skill and expertise appropriate for the Board;

         o financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to understand financial statements;

         o familiarity with the Company's market area and participation and ties to local businesses and local civic, charitable and religious organizations;

         o  personal and professional integrity, honesty and reputation;

         o the ability to represent the best interests of the stockholders of the Company and the best interests of the institution;

         o the ability to devote sufficient time and energy to the performance of his or her duties;

         o independence under applicable Securities and Exchange Commission and listing definitions; and

         o  current equity holdings in the Company.

         The Committee will also consider any other factors the Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

         With respect to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director's Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

                        Submission of Business Proposals
                           and Stockholder Nominations

         The Company must receive proposals that stockholders seek to include in the proxy statement for the Company's next annual meeting no later than March 13, 2009. If next year's annual meeting is held on a date more than 30 calendar days from August 14, 2009, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

         The Company's bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

                           Stockholder Communications

         The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to New England Bancshares, Inc., 855 Enfield Street, Enfield, Connecticut 06082. Communications to the Board of Directors or to individual directors should be in the care of Nancy L. Grady, Corporate Secretary. Communications regarding financial or accounting policies should be sent to the Chair of the Audit Committee. All other communications should be sent to the Chair of the Nominating Committee.

                                  Miscellaneous

         The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

         The Company's Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

         If you and others who share your address own your shares in "street name," your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in "street name" and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Nancy L. Grady
                                        ----------------------------------
                                        Nancy L. Grady
                                        Corporate Secretary

Enfield, Connecticut
July 11, 2008

                                 REVOCABLE PROXY

                          NEW ENGLAND BANCSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                 August 14, 2008
                              1:00 p.m., Local Time
                             -----------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints the official proxy committee of New England Bancshares, Inc. (the "Company"), consisting of Lucien P. Bolduc, Myron
J. Marek, David J. O'Connor, Richard K. Stevens, Richard M. Tatoian or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on August 14, 2008 at 1:00 p.m., local time, at the Crowne Plaza Hotel, One Bright Meadow Boulevard, Enfield, Connecticut and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with).

   Peter T. Dow, William C. Leary, Dorothy K. McCarty, Thomas O. Barnes, David
J. Preleski, Edmund D. Donovan, and Mark J. Blum.

                                 FOR ALL
                                   ---
                                   [_]

          FOR                   WITHHOLD                EXCEPT
          ---                 -------------            --------
          [_]                      [_]                    [_]

INSTRUCTION: To withhold your vote for any individual nominee, mark "FOR ALL EXCEPT" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

2. The ratification of the appointment of Shatswell, MacLeod & Company P.C. as independent auditors of New England Bancshares, Inc. for the fiscal year ending March 31, 2009.

          FOR                    AGAINST                ABSTAIN
          ---                    --------              --------
          [_]                      [_]                    [_]

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
                                LISTED PROPOSALS.

       This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.



Dated:
              ------------------------        -----------------------------
                                              SIGNATURE OF STOCKHOLDER



                         -------------------------------
                         SIGNATURE OF CO-HOLDER (IF ANY)

       The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement and an Annual Report to Stockholders.

       Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

               ---------------------------------------------------

            PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.